Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No.XXX) on Form S-8 of La Jolla Pharmaceutical Company (the "Company") of our report dated March 16, 2015 relating to our audits of the Company's financial statements and internal control over financial reporting, incorporated by reference in the Prospectus, which is part of this Registration Statement.

/s/ SQUAR MILNER LLP (formerly Squar, Milner, Peterson, Miranda & Williamson, LLP)

San Diego, California
September 30, 2015